Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES SECOND QUARTER EARNINGS
SUNNYVALE, CALIF. July 22, 2014 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in robotic-assisted surgery, today announced financial results for the quarter ended June 30, 2014.

Q2 Highlights
In the second quarter of 2014, worldwide procedures grew 9% over the second quarter of 2013, up 8% sequentially over the first quarter of 2014. The Company shipped 96 systems during the second quarter, compared with 87 systems shipped in the first quarter of 2014. In addition,

•	The Company launched the da Vinci Xi system in the U.S. Fifty of the ninety-six systems shipped in the quarter were da Vinci Xi models.

•	The Company entered into an agreement with its Japanese distributor to transition the business to a direct market in June.

•	The Company’s vessel sealer was cleared by the FDA for use with da Vinci Xi.

•	The Company received FDA clearance of da Vinci SP 999 and commenced efforts to develop the product towards commercialization.
Q2 Financial Summary
Revenue, operating income, net income, and earnings per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
GAAP revenue in the second quarter of 2014 was $512 million, a decrease of approximately 11%, compared with $579 million in the second quarter of 2013. Non-GAAP revenue in the second quarter was $507 million, a decrease of approximately 12% compared with $579 million in the second quarter of 2013. Non-GAAP revenue excludes $6 million of net revenue associated with da Vinci Xi trade-out offers.
Second quarter 2014 GAAP instrument and accessory revenue decreased by approximately 1% to $262 million compared with $265 million for the second quarter of 2013. The decrease in revenue was driven by lower instrument and accessory stocking orders associated with lower second quarter 2014 system unit sales and timing of customer orders, partially offset by approximately 9% higher da Vinci procedure volume. Higher procedure volume was driven by growth in U.S. general surgery procedures and international urologic procedures.

Systems revenue on a GAAP basis decreased to $144 million in the second quarter of 2014, compared with $216 million for the second quarter of 2013. Systems revenue on a non-GAAP basis decreased to $138 million in the second quarter of 2014, compared with $216 million for the second quarter of 2013. The decrease reflected lower second quarter of 2014 system sales into the U.S. and international markets. Intuitive Surgical shipped 96 da Vinci Surgical Systems during the three months ended June 30, 2014, compared with 143 in the same period last year.

Second quarter 2014 services revenue increased approximately 9% to $107 million, compared with $98 million for the second quarter of 2013, reflecting growth in the installed base of da Vinci Surgical Systems. GAAP and non-GAAP service revenue was the same in both quarters.

Second quarter 2014 GAAP operating income decreased to $143 million, compared with $219 million in the second quarter of 2013. Second quarter 2014, non-GAAP operating income decreased to $196 million, compared with $263 million in the second quarter of 2013.

Second quarter 2014 GAAP net income was $104 million, or $2.77 per diluted share, compared with $159 million, or $3.90 per diluted share, for the second quarter of 2013. Second quarter 2014, non-GAAP net income was $140 million, or $3.73 per diluted share, compared with $189 million, or $4.63 per diluted share, for the second quarter of 2013.

Intuitive Surgical ended the second quarter of 2014 with $2 billion in cash, cash equivalents, and investments, a decrease of $920 million during the quarter, primarily reflecting the impact of $1 billion utilized during the quarter to repurchase shares of its common stock.

Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “I am encouraged by several trends in the quarter. First, global procedures grew 8% on a sequential basis and 9% year over year.  We launched our newest platform, the da Vinci Xi Surgical System and the market reception for it has been very positive.  Also during the quarter, we strengthened our direct presence in both Japan and Europe."

Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome

Webcast and Conference Call Information
Intuitive Surgical will hold a teleconference at 1:30 p.m. PST today to discuss the second quarter 2014 financial results. The call is being webcast by NASDAQ OMX and can be accessed at Intuitive Surgical's website at www.intuitivesurgical.com or by dialing (800) 230-1092; or (612) 288-0337.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (Nasdaq: ISRG), headquartered in Sunnyvale, Calif., is the global leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets the da Vinci Surgical System. Intuitive Surgical’s mission is to extend the benefits of minimally invasive surgery to those patients who can and should benefit from it.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist® instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the impact of global and regional economic and credit market conditions on health care spending; health care reform legislation in the United States and its impact on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; decreases in hospital admissions and actions by payers to limit or manage surgical procedures; timing and success of product development and market acceptance of developed products; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2013, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements concerning revenue growth, procedure growth, future financial results and statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per share ("EPS"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a mean to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as amortization of intangible assets and share-based compensation ("SBC") expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP revenue. We define non-GAAP revenue as revenue excluding the impact of reserve adjustments recorded in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that are accounted for as a right of return.
Non-GAAP gross profit. We define non-GAAP gross profit as gross profit excluding the amortization of intangible assets, expenses related to SBC, and the impact of costs deferred in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that are accounted for as a right of return.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding the amortization of intangible assets, expenses related to SBC, and other special items.

Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding the amortization of intangible assets, expenses related to SBC, non-cash impairment of investment, and other special items, net of the related tax effects. The tax effects are calculated by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis.
We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of the amortization of intangible assets, SBC, and other special items, so that our management and investors can compare our recurring operating results over multiple periods.
There are a number of limitations related to the use of non-GAAP measures versus GAAP measures calculated in accordance with GAAP. First, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP EPS exclude amortization of intangible assets and SBC, which are recurring expenses. SBC has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, SBC is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP net income and non-GAAP EPS may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data)	June 30, 2014	March 31, 2014	June 30, 2013
Revenue:
Instruments and accessories	$261.9	$254.8	$264.5
Systems	143.7	106.0	215.9
Services	106.6	103.9	98.1
Total revenue	512.2	464.7	578.5
Cost of revenue:
Product	133.5	113.8	140.9
Service	34.3	35.5	32.4
Total cost of revenue	167.8	149.3	173.3
Gross profit	344.4	315.4	405.2
Operating expenses:
Selling, general, and administrative	161.2	215.8	145.5
Research and development	40.2	43.0	41.2
Total operating expenses	201.4	258.8	186.7
Income from operations	143.0	56.6	218.5
Interest and other income (expense), net	(0.4)	3.9	4.3
Income before taxes	142.6	60.5	222.8
Income tax expense	38.6	16.2	63.7
Net income	$104.0	$44.3	$159.1
Net income per share:
Basic	$2.82	$1.16	$3.99
Diluted	$2.77	$1.13	$3.90
Shares used in computing net income per share:
Basic	36.9	38.3	39.9
Diluted	37.6	39.1	40.8

INTUITIVE SURGICAL, INC.
UNAUDITED SIX MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Six months ended
	June 30,
In millions (except per share data)	2014	2013
Revenue:
Instruments and accessories	$516.7	$525.6
Systems	249.7	471.8
Services	210.5	192.5
Total revenue	976.9	1,189.9
Cost of revenue:
Product	247.3	287.2
Service	69.8	63.2
Total cost of revenue	317.1	350.4
Gross profit	659.8	839.5
Operating expenses:
Selling, general, and administrative	377.0	287.0
Research and development	83.2	82.8
Total operating expenses	460.2	369.8
Income from operations	199.6	469.7
Interest and other income, net	3.5	8.6
Income before taxes	203.1	478.3
Income tax expense	54.8	130.3
Net income	$148.3	$348.0
Net income per share:
Basic	$3.94	$8.68
Diluted	$3.87	$8.47
Shares used in computing net income per share:
Basic	37.6	40.1
Diluted	38.3	41.1

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

In millions	June 30, 2014	December 31, 2013
Cash, cash equivalents and investments	$2,043.4	$2,753.9
Accounts receivable, net	271.1	301.4
Inventories	202.4	179.6
Property, plant and equipment, net	326.7	309.9
Goodwill	198.0	137.4
Deferred tax assets	182.6	135.7
Other assets	180.4	132.4
Total assets	$3,404.6	$3,950.3

Accounts payable and other accrued liabilities	$356.3	$247.2
Deferred revenue	225.9	201.7
Total liabilities	582.2	448.9
Stockholders’ equity	2,822.4	3,501.4
Total liabilities and stockholders’ equity	$3,404.6	$3,950.3

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended			Six Months Ended
In millions (except per share data)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
GAAP revenue	$512.2	$464.7	$578.5	$976.9	$1,189.9
Deferral (recognition) of revenue related to Q1’14 trade-out program	(5.7)	25.6	—	19.9	—
Non-GAAP revenue	$506.5	$490.3	$578.5	$996.8	$1,189.9

GAAP gross profit	$344.4	$315.4	$405.2	$659.8	$839.5
Deferral (recognition) of cost of revenue related to Q1’14 trade-out program	(3.4)	19.5	—	16.1	—
Share-based compensation expense	7.9	7.5	7.1	15.4	13.9
Amortization of intangible assets	1.8	1.8	3.0	3.6	5.8
Non-GAAP gross profit	$350.7	$344.2	$415.3	$694.9	$859.2

GAAP income from operations	$143.0	$56.6	$218.5	$199.6	$469.7
Q1’14 trade-out program	(3.4)	19.5	—	16.1	—
Share-based compensation expense	41.9	40.8	38.7	82.7	76.9
Amortization of intangible assets	4.7	4.7	5.7	9.4	11.3
Product liability litigation charge	9.6	67.4	—	77.0	—
Non-GAAP income from operations	$195.8	$189.0	$262.9	$384.8	$557.9

GAAP net income	$104.0	$44.3	$159.1	$148.3	$348.0
Q1’14 trade-out program	(3.4)	19.5	—	16.1	—
Share-based compensation expense	41.9	40.8	38.7	82.7	76.9
Amortization of intangible assets	4.7	4.7	5.7	9.4	11.3
Product liability litigation charge	9.6	67.4	—	77.0	—
Impairment of investment	4.2	—	—	4.2	—
Tax adjustments	(20.8)	(38.2)	(14.5)	(59.0)	(28.7)
Non-GAAP net income	$140.2	$138.5	$189.0	$278.7	$407.5

GAAP net income per share - diluted	$2.77	$1.13	$3.90	$3.87	$8.47
Q1’14 trade-out program	(0.09)	0.50	—	0.42	—
Share-based compensation expense	1.11	1.04	0.95	2.16	1.87
Amortization of intangible assets	0.13	0.12	0.14	0.25	0.27
Product liability litigation charge	0.26	1.72	—	2.01	—
Impairment of investment	0.11	—	—	0.11	—
Tax adjustments	(0.56)	(0.97)	(0.36)	(1.54)	(0.70)
Non-GAAP net income per share - diluted	$3.73	$3.54	$4.63	$7.28	$9.91